Exhibit 99

MASCO CORPORATION ANNOUNCES COMPLETION OF
KICHLER LIGHTING ACQUISITION

LIVONIA, Mich. (March 9, 2018) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, announced today the completion of the acquisition of The L.D. Kichler Co. (“Kichler”) for approximately $550 million.

Based in Cleveland, Ohio, Kichler is a leading developer of decorative residential and light commercial lighting products, ceiling fans and LED lighting systems across both consumer and professional distribution channels. Kichler had revenues of approximately $450 million in 2017 and employs approximately 700 people worldwide.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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